                                                                      Exhibit 20



                       OHIO STATE FINANCIAL SERVICES, INC.
                                 435 MAIN STREET
                             BRIDGEPORT, OHIO 43912
                                 (740) 635-0764
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the 2001 Annual Meeting of Shareholders of Ohio State Financial Services, Inc. ("OSFS") will be held at the office of Bridgeport Savings and Loan Association, 435 Main Street, Bridgeport, Ohio, on April 18, 2001, at 1:00 p.m., local time (the "Annual Meeting"), for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

        1.        To elect five directors of OSFS for terms expiring in 2002;

        2. To ratify the selection of S.R. Snodgrass, A.C. as the auditors of OSFS for the current fiscal year; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of OSFS of record at the close of business on February 19, 2001, will be entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Whether or not you expect to attend the Annual Meeting, we urge you to consider the accompanying Proxy Statement carefully and to SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THE PRESENCE OF A QUORUM MAY BE ASSURED. The giving of a proxy does not affect your right to vote in person in the event you attend the Annual Meeting.

                                             By Order of the Board of Directors





Bridgeport, Ohio                             Jon W. Letzkus
March 12, 2001

                       OHIO STATE FINANCIAL SERVICES, INC.
                                 435 MAIN STREET
                             BRIDGEPORT, OHIO 43912
                                 (740) 635-0764
                                 PROXY STATEMENT

                                     PROXIES

         The enclosed proxy (the "Proxy") is solicited by the Board of Directors of Ohio State Financial Services, Inc. ("OSFS") for use at the 2001 Annual Meeting of Shareholders of OSFS to be held at the office of Bridgeport Savings and Loan Association, 435 Main Street, Bridgeport, Ohio, on April 18, 2001, at 1:00 p.m., local time, and at any adjournments thereof (the "Annual Meeting"). Without affecting any vote previously taken, the Proxy may be revoked by executing a later dated proxy which is received by OSFS before the Proxy is exercised or by giving notice of revocation to OSFS in writing or in open meeting before the Proxy is exercised. ATTENDANCE AT THE ANNUAL MEETING WILL NOT, OF ITSELF, REVOKE THE PROXY.

         Each properly executed Proxy received prior to the Annual Meeting and not revoked will be voted as specified thereon or, in the absence of specific instructions to the contrary, will be voted:

         FOR the reelection of John O. Costine, Anton M. Godez, Jon W. Letzkus, William E. Reline and Manuel C. Thomas as directors of OSFS for terms expiring in 2002;

         FOR the ratification of the selection of S.R. Snodgrass, A.C. ("S.R. Snodgrass") as the auditors of OSFS for the current fiscal year.

         The Proxies may be solicited by the directors, officers and other employees of OSFS and Bridgeport Savings and Loan Association, a wholly-owned subsidiary of OSFS ("Bridgeport"), in person or by telephone, telegraph or mail only for use at the Annual Meeting. The Proxy will not be used for any other meeting. The cost of soliciting the Proxies will be borne by OSFS.

         Only shareholders of record as of the close of business on February 19, 2001 (the "Voting Record Date"), are entitled to vote at the Annual Meeting. Each such shareholder will be entitled to cast one vote for each share owned. The records of OSFS disclose that, as of the Voting Record Date, there were 495,398 votes entitled to be cast at the Annual Meeting.

         This Proxy Statement is first being mailed to shareholders of OSFS on or about March 14, 2001.

                                  VOTE REQUIRED

QUORUM FOR THE ANNUAL MEETING

         The presence, in person or by proxy, of the holders of a majority of the shares entitled to be voted at the Annual meeting will constitute a quorum for the Annual Meeting. Shares represented by signed proxies will be counted toward the presence of a quorum, even though they are marked "Abstain," "Against" or "Withhold Authority" on one or more matters.

         Broker non-votes also are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs on an item when a broker is not permitted to vote on that item because the broker has not received specific instructions as to how to vote from the beneficial owner. Proxies signed and submitted by brokers which have not been voted as described in the previous sentence are referred to as broker non-votes.

ELECTION OF DIRECTORS

         Under Ohio law and the Code of Regulations of OSFS (the "Regulations"), the five nominees receiving the greatest number of votes will be elected as directors. Shares held by a nominee for a beneficial owner which are represented in person or by proxy but not voted with respect to the election of directors and shares as to which the authority to vote is withheld are not counted toward the election of directors or toward the election of the individual nominees specified on the Proxy.

RATIFICATION OF SELECTION OF AUDITORS

         The affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting is necessary to ratify the selection of S.R. Snodgrass as the auditors of OSFS for the current fiscal year. The effect of an abstention or a non-vote is the same as a vote against ratification. If the accompanying Proxy is signed and dated by the shareholder but no vote or instruction to abstain is specified thereon, however, the shares held by such shareholder will be voted FOR the ratification of the selection of S.R. Snodgrass as the auditors of OSFS for the current fiscal year.

              VOTING SECURITIES AND OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the only persons known to OSFS to own beneficially more than five percent of the outstanding common shares of OSFS as of the Record Date:


                                                           Amount and Nature of                      Percent of
Name and Address                                           Beneficial Ownership                  Shares Outstanding
----------------                                           --------------------                  ------------------
Ohio State Financial Services, Inc.                             58,353 (1)                              11.8%
Employee Stock Ownership Plan
435 Main Street
Bridgeport, Ohio  43912

John O. Costine                                                 26,041 (2)                               5.2
212 S. Marietta Street
St. Clairsville, Ohio  43902

Jeffrey L. Gendell                                              39,300 (3)                               7.9
200 Park Avenue
Suite 3900
New York, New York  10166

Jon W. Letzkus                                                  64,834 (4)                              12.6
435 Main Street
Bridgeport, Ohio  43912


William E. Reline                                               29,041 (5)                               5.8
435 Main Street
Bridgeport, Ohio  43912

---------------------------

(1) Consists of the shares held by First Bankers Trust Company, N.A., as the Trustee for the Ohio State Financial Services, Inc. Employee Stock Ownership Plan (the "ESOP"). The Trustee has sole voting power over 43,687 unallocated shares. The Trustee has limited shared investment power over all ESOP shares.

(2) Mr. Costine has sole voting power over 6,509 shares which include 3,747 shares that may be acquired upon the exercise of an option awarded pursuant to the Ohio State Financial Services, Inc. 1998 Stock Option and Incentive Plan (the "Stock Option Plan") and 254 shares which are expected to vest in the next 60 days pursuant to the Bridgeport Savings and Loan Association Recognition and Retention Plan and Trust Agreement (the "RRP"). Mr. Costine has shared voting and investment power over 19,532 shares as a Trustee of the RRP.

(Footnotes continued on next page)

(3) Based on a Schedule 13D filed with the SEC by Jeffrey L. Gendell ("Gendell"), Tontine Financial Partners, L.P., a Delaware limited partnership ("Tontine"), and Tontine Management L.L.C., a Delaware limited liability company ("TM"). Gendell, TM and Tontine report shared voting and dispositive power over the reported shares.

(4) Mr. Letzkus has sole voting power over 42,580 shares which include 18,737 shares that may be acquired upon the exercise of an option awarded pursuant to the Stock Option Plan and 1,268 shares which are expected to vest in the next 60 days pursuant to the RRP. Mr. Letzkus has sole voting and shared investment power over 7,567 shares allocated to his ESOP account and shared voting and investment power over 19,532 shares as a Trustee of the RRP.

(5) Mr. Reline has sole voting power over 9,509 shares which include 3,747 shares that may be acquired upon the exercise of an option awarded pursuant to the Stock Option Plan and 254 shares which are expected to vest in the next 60 days pursuant to the RRP. Mr. Reline has shared voting and investment power over 19,532 shares as a Trustee of the RRP.

         The following table sets forth information regarding the number of common shares of OSFS beneficially owned by each director and by all directors and executive officers of OSFS as a group as of the Record Date:


                                                 Amount and nature of beneficial ownership
                                                Sole voting and           Shared voting and              Percent of
Name and address (1)                           investment power           investment power           shares outstanding
--------------------                           ----------------           ----------------           ------------------

John O. Costine                                      6,509 (2)               19,532 (3)                      5.2%
Anton M. Godez                                      11,709 (2)                7,000                          3.7
Jon W. Letzkus                                      37,735 (4)               27,099 (3)(5)                  12.6
William E. Reline                                    9,509 (2)               19,532 (3)                      5.8
Manuel C. Thomas                                    16,262 (2)                3,000                          3.9
All directors and executive officers of
OSFS as a group (8 people)                          97,911 (6)               42,315 (7)                     26.1

-----------------------------

(1) Each of the persons listed in this table may be contacted at the address of OSFS.

(2) Includes 3,747 shares that may be acquired upon the exercise of options awarded pursuant to Stock Option Plan and 254 shares which are expected to vest in the next 60 days pursuant to the RRP.

(3) Includes 19,532 shares held by the RRP with respect to which Messrs. Costine, Reline and Letzkus have shared voting power as Trustees of the RRP.

(4) Includes 18,737 shares that may be acquired upon the exercise of an option awarded pursuant to the Stock Option Plan and 1,268 shares which are expected to vest in the next 60 days pursuant to the RRP.

(5)      Includes 7,567 shares allocated to the ESOP account of Mr. Letzkus.

(Footnotes continued on next page)

(6) Includes 41,219 shares that may be acquired upon the exercise of options awarded pursuant to the Stock Option Plan and 2,792 shares that are expected to vest in the next 60 days pursuant to the RRP.

(7) Includes the 12,710 shares allocated to the ESOP accounts of the executive officers of OSFS and 19,532 shares held by the RRP as to which Messrs. Costine, Reline and Letzkus act as Trustees. Though the RRP shares appear in each of the Trustees entries, they have only been included once in the total.

                      PROPOSAL ONE - ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

         The Regulations of OSFS provide for a Board of Directors consisting of five persons. In accordance with Section 2.03 of the Regulations, nominees for election as directors may be proposed only by the directors or by a shareholder entitled to vote for directors.

         A nomination by a shareholder, for an annual meeting of shareholders at which directors are to be elected, must be submitted in writing, either by personal delivery or by first-class mail, postage prepaid, to the Secretary of OSFS. The notice must be received by the Secretary not later than the sixtieth day before the first anniversary of the most recent annual meeting of shareholders held for the election of directors. If, however, the annual meeting for the election of directors is not held on or before the thirty-first day following such first anniversary, then the written notice must be received within a reasonable time prior to the date of the annual meeting. Each written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of common shares of OSFS owned either beneficially or of record by each such nominee and the length of time such shares have been so owned. The Chairman of the meeting may disregard any nomination that is not made in compliance with the nomination procedures described above.

         The Board of Directors proposes the reelection at the Annual Meeting of the following persons to terms which will expire in 2002.


                                                                           Director of          Director of
                                                                               OSFS             Bridgeport
Name                            Age (1)     Position(s) held                 since (2)              since
----                            -------     ----------------                 ---------              -----
John O. Costine                    76       Director                           1997                1975
Anton M. Godez                     75       Director                           1997                1990
Jon W. Letzkus                     57       Director, President and            1997                1989
                                               Chairman
William E. Reline                  71       Director                           1997                1992
Manuel C. Thomas                   77       Director                           1997                1985

-----------------------------

(1)      As of the Record Date.

(Footnotes continued on next page)

(2) Each director of OSFS is also a director of Bridgeport and became a director of OSFS in connection with the conversion of Bridgeport from mutual to stock form (the "Conversion") and the formation of OSFS as the holding company for Bridgeport.

         If any nominee is unable to stand for election, any Proxies granting authority to vote for such nominee will be voted for such substitute as the Board of Directors recommends.

         JOHN O. COSTINE is a partner in the Costine Law Firm, a general partnership, located in St. Clairsville, Ohio and has practiced law since 1950.

         ANTON M. GODEZ has served as the President of the General Welding Supply Company located in Martins Ferry, Ohio, since 1950.

         JON W. LETZKUS is the Chairman of the Board of OSFS, the President of both OSFS and Bridgeport and is the designated Managing Officer of Bridgeport. Mr. Letzkus joined Bridgeport in September 1980 as a Vice President. Mr. Letzkus has served as the President of Bridgeport since 1989.

         WILLIAM E. RELINE retired from Cooper Industries, a mining equipment manufacturing company, in 1989 and has been a consultant to Wheeling Machine Products since 1996.

         MANUEL C. THOMAS has been employed by M. C. Thomas Insurance Agency, Inc. since 1954. Mr. Thomas has served as Chairman of the Board of Bridgeport since 1989.

MEETINGS OF DIRECTORS

         The Board of Directors of OSFS met five times for regularly scheduled and special meetings during 2000.

COMMITTEES OF DIRECTORS

         The Board of Directors of OSFS does not currently have any committees separate from its Board of Directors. The full Board of Directors of Bridgeport determines compensation for Bridgeport's employees and makes decisions regarding employee benefits and related matters. Mr. Letzkus does not participate in discussions regarding his salary.

                               EXECUTIVE OFFICERS

         In addition to Mr. Letzkus, the following persons are executive officers of OSFS:


Name                        Age (1)         Position(s) Held
----                        -------         ----------------
Marianne Doyle                 41           Vice President of OSFS and Assistant Vice President of Bridgeport

James A. Trouten               43           Treasurer of OSFS and Comptroller of Bridgeport

Sherri Yarbrough               33           Secretary of OSFS and Director of Information Systems Bridgeport

--------------------------

(1)      As of the Record Date.

         MARIANNE DOYLE has served Bridgeport as the Assistant Vice President since 1994 and OSFS as Vice President since 1997.

         JAMES A. TROUTEN was named the Treasurer of OSFS and the Comptroller of Bridgeport in July 2000. Prior to joining OSFS and Bridgeport, Mr. Trouten was an internal auditor and compliance officer at Fed One Savings Bank for ten years.

         SHERRI YARBROUGH has served Bridgeport as the Director of Information Services since 1990 and OSFS as Secretary since 1997.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid by Bridgeport to Jon W. Letzkus, the President and Chairman of OSFS and President and Managing Officer of Bridgeport, for the fiscal years ended December 31, 2000, 1999 and 1998. No executive officer of OSFS earned salary and bonus in excess of $100,000 during 2000.


                                     Summary Compensation Table
                                     --------------------------

                                ------------------------------------------------------------------------------------------------
                                                                                                                All Other
                                   Annual Compensation (1)               Long term Compensation               Compensation
                                ----------------------------------------------------------------------------
Name and               Year       Salary ($)      Bonus ($)                     Awards
Principal                                                      ---------------------------------------------
Position                                                       Restricted Stock    Securities Underlying
                                                                  Awards ($)         Options/SARs (#)
--------------------------------------------------------------------------------------------------------------------------------
Jon W. Letzkus
  President and         2000          $81,000 (2)         -               -                  -                    $30,289 (3)
  Chairman of           1999           81,000 (2)         -               -                  -                     39,744 (4)
  OSFS; President       1998           81,000 (2)    $3,271          $107,814 (5)        $15,854 (6)               26,229 (7)
  and Managing
  Officer of
  Bridgeport
--------------------------------------------------------------------------------------------------------------------------------

(1) Does not include amounts attributable to other miscellaneous benefits received by Mr. Letzkus, the cost of which was less than 10% of his compensation.

(2)      Includes $2,500 for directors' fees of OSFS.

(Footnotes continued on next page)

(3) Consists of $351, representing the premiums paid by OSFS for term life insurance for Mr. Letzkus, and $29,938, representing the aggregate value as of December 31, 2000, of the shares allocated to Mr. Letzkus' ESOP account.

(4) Consists of $351, representing the premiums paid by OSFS for term life insurance for Mr. Letzkus, and $39,393, representing the aggregate value as of December 31, 1999, of the shares allocated to Mr. Letzkus' ESOP account.

(5) On April 15, 1998, Mr. Letzkus was awarded 6,342 common shares under the RRP. Mr. Letzkus paid no consideration for the RRP shares. The RRP shares will become earned and nonforfeitable at the rate of one-fifth per year on the anniversary of the date of the award, beginning April 15, 1999, assuming continued employment with, or service on the Board of Directors of, Bridgeport. The aggregate market value of the shares awarded to Mr. Letzkus under the RRP on April 15, 1998, determined by reference to the closing bid for shares of OSFS on the OTC Bulletin Board on such date, was $107,814. The aggregate market value of the 3,805 shares awarded to Mr. Letzkus under the RRP which remain unvested, as of December 31, 2000, was $41,855. In addition, dividends and other distributions paid on RRP shares and earnings on such dividends and distributions are distributed to Mr. Letzkus according to the vesting schedule.

(6) On April 15, 1998, Mr. Letzkus was awarded an option to purchase 15,854 shares at an exercise price of $17.375 per share. Effective April 21, 1999, OSFS adjusted the number of shares subject to the option by a multiplier of 1.1818, increasing the total number of shares subject to the option to 18,737, and reduced the exercise price of the option to $14.70 per share. The adjustments were made in connection with a return of capital paid by OSFS which equally affected all of the shareholders of OSFS.

(7) Consists of the aggregate value as of December 31, 1998, of the shares allocated to the ESOP account of Mr. Letzkus and compensation of $1,845 for unused sick time.

STOCK OPTIONS

         The following table sets forth information regarding the number and value of unexercised options held by Mr. Letzkus at December 31, 2000:


                                  Aggregated Option/SAR Exercises in Last Fiscal Year and 12/31/00 Option/SAR Values
                                  ----------------------------------------------------------------------------------
                                                               Number of Securities           Value of Unexercisable
                                                               Underlying Unexercised             "In The Money"
                              Shares                               Options/SARs at                 Options/SARs at
                            Acquired on          Value                12/31/00(#)                  12/31/00($)(1)
Name                        Exercise(#)        Realized($)     Exercisable/Unexercisable      Exercisable/Unexercisable
----                        -----------        -----------     -------------------------      -------------------------
Jon W . Letzkus                 -0-               N/A                 12,492/6,246                      N/A

------------------------

(1) On December 31, 2000, the fair market value of the unexercised option shares granted pursuant to the Stock Option Plan did not exceed the per share exercise price of the option.

DIRECTOR COMPENSATION

         Each director of OSFS receives a fee of $600 per meeting of the Board of Directors. Each director of Bridgeport who is not a full-time employee of Bridgeport receives a fee of $250 per meeting of the Board of Directors attended with three paid absences. OSFS and Bridgeport do not pay committee fees.

EMPLOYMENT AGREEMENT

         Mr. Letzkus and Bridgeport are parties to an employment agreement (the "Employment Agreement"). The Employment Agreement provides for a salary of not less than $78,500 and performance reviews by the Board of Directors not less often than annually, at which time the Employment Agreement may be extended for an additional one year. The Employment Agreement also provides for the inclusion of Mr. Letzkus in any formally established employee benefit, bonus, pension, and profit-sharing plans for which senior management personnel are eligible and for vacation and sick leave in accordance with Bridgeport's prevailing policies.

         The Employment Agreement is terminable by Bridgeport at any time. In the event of termination by Bridgeport for "just cause," as defined in the Employment Agreement, Mr. Letzkus has no right to receive any compensation or other benefits for any period after such termination. In the event of termination by Bridgeport other than for just cause, at the end of the term of the Employment Agreement or in connection with a "change of control," as defined in the Employment Agreement, Mr. Letzkus is entitled to a continuation of salary payments for a period of time equal to the term of the Employment Agreement and a continuation of benefits substantially equal to those being provided at the date of termination of employment until the earliest to occur of the end of the term of the Employment Agreement or the date on which Mr. Letzkus becomes employed full-time by another employer.

         The Employment Agreement also contains provisions with respect to the occurrence within one year of a "change of control" of (1) the termination of employment of Mr. Letzkus for any reason other than just cause, or (2) a constructive termination resulting from change in the capacity or circumstances in which Mr. Letzkus is employed, including a material reduction in his responsibilities or authority provided under the Employment Agreement. In the event of any such occurrence, Mr. Letzkus is entitled to payment of an amount equal to 2.99 times Mr. Letzkus' annual compensation immediately preceding the termination of his employment. In addition, Mr. Letzkus is entitled to continued coverage under all benefit plans until the earliest of the expiration of two years from the effective date of the termination of employment or the date on which he is included in another employer's benefit plans as a full-time employee. The maximum which Mr. Letzkus may receive, however, is limited to an amount which will not result in the imposition of a penalty tax under Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended. "Change of Control," as defined in the Employment Agreement, generally refers to the acquisition by any person or entity of the ownership or power to vote more than 25% of the voting stock of Bridgeport or OSFS, the control of the election of a majority of the directors of Bridgeport or OSFS, or the exercise of a controlling influence over the management or policies of Bridgeport or OSFS.

                                  AUDIT REPORT

         The full Board of Directors of OSFS is responsible for overseeing the accounting functions and controls of OSFS, as well as selecting an accounting firm to audit OSFS's financial statements.

         The full Board of Directors has received and reviewed the report of S.R. Snodgrass regarding the results of their audit, as well as the written disclosures and the letter from S.R. Snodgrass required by Independence Standards Board Standard No. 1. The Board reviewed the audited financial statements with the management of OSFS. A representative of S.R. Snodgrass also discussed with the Board the independence of S.R. Snodgrass from OSFS, as well as the matters required to be discussed by Statement of Auditing Standards 61. Discussions between the Board and the representative of S.R. Snodgrass included the following:

- S.R. Snodgrass' responsibilities in accordance with generally accepted auditing standards
- The initial selection of, and whether there were any changes in, significant accounting policies or their application
-        Management's judgments and accounting estimates
-        Whether there were any significant audit adjustments
-        Whether there were any disagreements with management
-        Whether there was any consultation with other accountants
- Whether there were any major issues discussed with management prior to S.R. Snodgrass' retention
- Whether S.R. Snodgrass encountered any difficulties in performing the audit
- S.R. Snodgrass' judgments about the quality of OSFS's accounting principles
- S.R. Snodgrass' responsibilities for information prepared by management that is included in documents containing audited financial statements

         Based on its review of the financial statements and its discussions with management and the representative of S.R. Snodgrass, the Board did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Board determined that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended December 31, 2000, to be filed with the SEC.

         OSFS does not currently have a separate Audit Committee and has not adopted an Audit Charter.

         John O. Costine                             William E. Reline
         Anton M. Godez                              Manuel C. Thomas
         Jon W. Letzkus

                                   AUDIT FEES

         During the fiscal year ended December 31, 2000, S.R. Snodgrass billed OSFS $22,684 for professional services in connection with the audit of the annual financial statements of OSFS and the review of financial statements included in the Forms 10-QSB of OSFS.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         During the fiscal year ended December 31, 2000, S.R. Snodgrass did not bill OSFS for professional accounting services to design, implement or manage, hardware or software that collects or generates information significant to the financial statements of OSFS.

                                 ALL OTHER FEES

         During the fiscal year ended December 31, 2000, OSFS was billed $18,742 in fees for services rendered by S.R. Snodgrass, for all accounting services other than the services discussed in "AUDIT FEES" or "FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES." The Board of Directors of OSFS has determined that the provision of these additional services is compatible with maintaining the independence of S.R. Snodgrass.

              PROPOSAL TWO - RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has selected S.R. Snodgrass as the auditors of OSFS for the current fiscal year and recommends that the shareholders ratify the selection. Management expects that a representative of S.R. Snodgrass will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires OSFS executive officers and directors, and persons who beneficially own more than 10% of the outstanding shares of OSFS, to file initial reports of ownership and reports of changes in ownership of their equity securities of OSFS with the SEC. OSFS executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish OSFS with copies of all
Section 16(a) forms filed by them.

         Based upon a review of such reports, OSFS must disclose any failure to file such reports timely in proxy statements used in connection with annual meetings of shareholders. The Form 3 reporting the appointment of Mr. Trouten as the Treasurer of OSFS in July 2000 was not timely filed. The Forms 4 for the months ended May and June 2000, reporting acquisitions by Mr. Manuel C. Thomas were not timely filed.

                   PROPOSALS OF SHAREHOLDERS AND OTHER MATTERS

         Any proposals of shareholders intended to be included in the proxy statement of OSFS for the 2002 Annual Meeting of Shareholders should be sent to OSFS by certified mail and must be received by OSFS not later than November 13, 2001. Any proposals of shareholders to be presented at the 2002 Annual


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Meeting but which are not included in the proxy materials related to that meeting, must be received by January 28, 2002, or else the proxies designated by the Board of Directors of OSFS for the 2002 Annual Meeting of Shareholders of OSFS may vote in their discretion on any such proposal any shares for which they have been appointed proxies without mention of such matter in the proxy statement or on the proxy card for such meeting.

         Management knows of no other business which may be brought before the Annual Meeting. It is the intention of the persons named in the enclosed Proxy to vote such Proxy in accordance with their best judgment on any other matters which may be brought before the Annual Meeting.

         It is important that proxies be returned promptly. Whether or not you expect to attend the meeting in person, you are urged to fill in, sign and return the proxy in the enclosed return envelope.

                                              By Order of the Board of Directors





Bridgeport, Ohio                              Jon W. Letzkus, President
March 12, 2001


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